EXHIBIT 99.1

Transcript BioLargo Shareholder Townhall - BioLargo Discord 05/05/2026

Speaker 1: Moderator Julian Jakobi
Speaker 2: Dennis Calvert

[Speaker 1 - Moderator Julian Jakobi]

So, recording started. So, welcome everyone to the BioLargo Shareholder Town Hall. My name is Julian Jakobi. I’m a long-term BioLargo shareholder and one of the moderators here on the BioLargo Shareholder Discord. It’s a great community where we share information and discuss all things BioLargo 24/7, and it’s great to see so many of you joining us for this first town hall. Tonight’s goal is simple: give shareholders a chance to hear directly from Dennis, get an update on the business and key priorities, and make sure the most important questions from the community are heard. We hope this will be the first of many conversations hosted here. Before we get started, a quick but important note: this town hall is being recorded, and a transcript of the event will be filed on Form 8-K with the SEC. Please keep that in mind as you participate and submit questions.

Here’s how we’ll run things. First, Dennis will speak for about 12 minutes with prepared remarks. After that, we’ll move into Q&A. We’ll spend about 20 minutes on questions that were submitted in advance through the BioLargo subreddit and the Discord, and then about 15 to 20 minutes on live questions posted here in the #townhall-live-questions channel that you can find on the left. Overall, we’re targeting a total run time of about 60 minutes.

A few quick ground rules before we start. This is an informational town hall, and Dennis won’t discuss material non-public information or give individual investment advice. Please keep questions respectful and on topic. And for live questions, use only the #townhall-live-questions channel so we can keep everything organized.  Dennis may make forward-looking statements tonight that involve risks and uncertainties. Actual results may differ, and we refer you to the company’s public filings for more details on those risks and assumptions. We are very happy that BioLargo CEO Dennis Calvert accepted our invitation to join us, and we hope this will be the first of many town halls with BioLargo key players and the BioLargo shareholder community. With that, Dennis, thank you for being here. I hand it over to you for your prepared remarks.

[Speaker 2 - Dennis Calvert]

Okay. Excellent. And you can hear me. Good. This is a wonderful format. Yes, and thank you, Julian. And let’s see what I’d like to do maybe, I think… Okay, here we go. I think what I’ll do is, let’s see if I can share screen. Let me ask you a question: can you see the screen?

[Speaker 1 - Moderator Julian Jakobi]

No. We see the screen, and you can click on the screen to enlarge it.

[Speaker 2 - Dennis Calvert]

Okay. For the people listening in. Of course. Excellent. Okay, so we’re having a little bit of technical… Let’s come back to that. Let’s see. I think we’d better start, and we’ll figure out the connectivity on the deck here in a minute when we get to it, okay?  So let’s go and begin. Thank you so much. I’m Dennis Calvert, CEO. And we’ll take questions at the end, of course. I’d like to talk about 10 minutes or so and give you a summary of the picture as we see it today.  We don’t believe it’s a sales pitch, really. The numbers and milestones and the thesis of our value proposition we’re going to try and illustrate clearly. And if something’s not adding up, of course, we’d like you to jump in with the Q&A and really challenge the thesis that we’re putting forth.

Here’s the math. Market cap: BioLargo’s market cap is about 50 million dollars, roughly 320 million shares outstanding. And with Clyra Medical, which is a subsidiary, we own about 48%, and we’re also entitled to a 6% world-wide gross sales royalty. The company’s valued roughly about 100 million, which means our position is worth about 50 million dollars.

The thesis is pretty basic. It means that as you look at the company and you look at the way the market is valuing our company right now, they’re treating our engineering group, our own environmental group, which is our odor and emissions control, the PFAS solution, and the Advanced Oxidation / battery tech subsidiary, essentially as being zero. Zero. They’re not zero, right? Each of these units are operating. One is pre-commercial, of course-that’s the battery technology-but the other three are operational of the four operating units. We’re also in active discussions with major capital funders of those ventures-that’s important-including government funding sources, especially on the battery technology. We’ll talk about that. So to say they’re zero, we would take a big dispute on that, okay? There’s a disconnect. It’s between the market cap and the fundamental value of the BioLargo platform. We don’t think that’s going to last. And now we’re going to explore why we don’t think it’s going to last, and that’s worthy of debate.

So what’s happening now across the five subsidiaries? During the last four months, we’ve produced meaningful operating milestones, we would argue, across the platform.  In January, we got our first municipal install with the AEC. Finally went live-had some delays-it’s awesome. It’s now functioning, performing as expected. And of course, now we’re at the point where that’s becoming a reference site, not only data gathering but also references for potential clients and partners. Big deal, because we made the announcement, even just yesterday, about Aquatech. So we’ll talk about that in a few minutes.  In February, we saw our first commercial stocking order in wound care. It’s awesome. Clyra Medical’s advanced solution, right? In April, our minerals contract was awarded for the engineering group. That’s a project we talked about for years; now it’s into commercial mode. And then just this month and last-just brief days-we’ve got two new partnerships that are announced. So we’ll walk through what’s happening there.

So Clyra. Let’s start with Clyra Medical - infection control and wound care. These are FDA-cleared products, right? So the first product launch is BioClyra. We now have two distributors under contract and are beginning the journey of building distribution throughout the marketplace. In February, we shipped our first commercial stocking order to Advanced Solutions. We’ve talked about, in prior releases as well as our public filings, the advancement of the KOLs-key opinion leaders. They work with the product in the clinical field. It’s very, very important. Earlier this week, we just signed another agreement. That’s with Al Hikma. Hikma is headquartered in Dubai, covers the Gulf Cooperation Council, the Levant, North Africa and adjacent markets. That represents a population of more than 500 million people. Al Hikma is an established healthcare distributor with a portfolio strength in wound care and exports to roughly 25 countries, and that number is growing. Much of the regulatory work is beginning. It is a journey, of course, required to position these for what’s called CE Mark in most of the relevant countries-not all, most of the relevant countries. And this is the kind of partner you want for international expansion: well-established, very well networked, credible with regulators, well established.  Clyra is the asset that, on its own, justifies our entire market cap. Everything else should be added to it.

There’s one more piece of Clyra I want to address directly, because I know everyone’s tracking, including us. And that is: we’re behind on the timeline we originally shared to get the regulatory filings for our, what we call, the “big gorilla” partner-the Big Kahuna partner. I’ve talked about it ad nauseam. Well, the time we’ve taken to get this right has been the right time to take, and we’re closer to the finish line than we’ve ever been before. One concrete data point I want to talk about: just last week, we completed what’s called a Formative and Summative Human Factors Validation Study. Okay-summative and, excuse me, formative and summative human factors validation study, okay? What’s that? That’s an independent third-party evaluation in which trained end users work with the product, and they put it through real-world use and assess the ease of use and functionality, okay. That’s the kind of test that we haven’t talked about, but there’s a series of things like that that all become part of an FDA filing, which is really part of the puzzle, right? You have to fill in the blanks, get through the FDA filing for market readiness, especially when the product is so special. And so just this one example, which just got completed last week, is another check on the milestone checklist to get to the point where we’re going to make that filing. It’s the kind of milestone that you might not see-there are many of those things going on on pretty much a continual basis.

The remaining steps are now near at hand. When we look at what could stand between us and successful filing and the conclusion of a review by the FDA prior to then launching product into the market, we don’t see any obstacle that makes us uncomfortable or stands in the way of that success, okay? We would ask that you think of this process as one of discipline in our communication, not one of evasion. This is a process that is under a strict NDA with a very large global partner we call the Big Kahuna, okay? And we’re going to share the milestones as they land. Now, out of respect for our NDA-which, of course, the stakes are extraordinarily high-we’re just unfortunately obligated to keep that balance in our disclosure. But what we can say is: as the milestones are clicked off, we’ll share them, and we’re anxious to get to the next step, and it’s very close at hand.

Okay, next: I’d like to talk about the PFAS and the water. PFAS removal, PFAS in drinking water-our AEC solution. Again, in January, our first municipal install went into Lake Stockholm. It wasn’t without drama, without some hard work; we had to get through all that, but we did it. We’re also now working with the New Jersey DEP-it’s what it’s called, NJDEP. Also working with the federal office. At one time, the federal office had talked about acquiring machines and product from us to do third-party validation work. That shifted. That’s a recent shift, by the way. They’re now participating in the direct supervision of the data gathering and reporting so that they can leverage the commercial install. That’s a great situation. We’re extraordinarily happy about that development, because it puts us in a spot where the regulators are sitting with us in the journey through an elongated validation process as we complete the regulatory filings and secure the long-term permit, as opposed to the temporary use permit that we’re currently operating under. But make no mistake about it: we’re producing drinking water for the community in compliance, and now we’re refining and monitoring that work, and that demonstration relationship is really critical as we move into partnership with, it looks like, Aquatech. We’re going to talk about that in a second.

So, Aquatech. We just made this announcement yesterday, right? It’s a relationship that’s developed over some period of time. It didn’t just start. It’s really important. It’s been coming. There’s a lot of work that goes on behind the scenes. In fact, if you don’t know the water industry, you might not know who Aquatech is, but in the industry, they’re well understood to be one of the top players in the world. Probably close to a couple billion dollars in revenue; I don’t know-1,500 to 1,800 employees; 40-plus years of operating history-an incredibly technical company with a depth that really comes to bear for BioLargo. So we’re pleased with that. They were also named “Technology Company of the Year” last year by the leading water conference in Paris-Global Water. The way the partnership works is pretty basic, right? So the partnership- is it a legal partnership? No, not a legal partnership. In fact, it’s operating as a memorandum of understanding. I suspect that MOU, that memorandum of understanding, is going to function for quite some time because the thesis of our relationship is: we’re going to work together to serve customers, to provide a turnkey solution, make money. Which means, really, what we’re doing is we’re cooperating-cooperating with our expertise and our technology with a company that has extraordinary reach into the marketplace, the balance sheet, reputation, complete turnkey infrastructure, scalability, and even manufacturing membranes. If you took a wish list of what you could do with Aquatech, what you’d say is: we could do everything with them. So what does that mean? That means it starts with: listen to the customer and serve the customer. Get them what they need, get them an economical solution-one that’s scalable, that’s turnkey, that’s reliable. So that’s what we’re doing. The work is well underway. We’re actually working with customers throughout the world now, engaged together, bringing that solution to bear, which will incorporate both their technology and our technology, plus whatever resources we can muscle up to support that kind of resource. It’s a pretty dramatic thing.

And I think we just got a couple of texts in the last hour: we’ve already got some articles that are being featured in the industry. So there’ll be a press cycle on this. The press cycle will occur because our technology is really good, right? It’s really special. And now we’re partnered with one of the top players in the world. I want to make sure you really soak that in. That’s what we’re doing. And “partners” is a funny word-you know, business guys use the word partnership loosely. I don’t mean it to be a legal word. It’s a strategic relationship in which we’re going to serve customers together. That’s what it means, okay? And there’ll be multi-layers of business dealings to square away. In the engineering field, it’s pretty common to team up, if you will, and find a customer and work together. Everybody knows everyone has to make money and the customer has to receive product, services, solutions that actually work and are affordable. And so we’ve got to do that to fit our system into the market-combine resources.

The other thing about that is: the market for PFAS is really shifting very dramatically. The way we say it is: all regulatory events that are currently happening in the marketplace point towards us-towards our thesis, towards our value, towards our thinking about how we serve that market. It’s really good.

And the first really notable thing I just want to mention is that the first wave of capital that was deployed was out of a sort of an emergency relief. Under the Biden administration, they released capital under the Clean Water Act. And if you think about that, the people that had drinking water systems serving PFAS-polluted, contaminated water to citizens-they wanted to move quickly. So what did they do? The government gave them the money. That’s how it works. So the municipal clients deployed, as a public service, to make sure their constituents, their customers, had clean water. Why is that important? When public agencies move, they go with the safest bet possible, regardless sometimes of the long-term economic implications. We’re now watching the cycle shift because the predictions we made three years ago are now coming true. What’s that? Well, if you got your CAPEX funded by the federal government, the district is now responsible for what’s called the OPEX-that’s the operating expense. And all of a sudden, guess what? You’ve got to replace carbon, you’ve got to clean carbon, you’ve got to handle the collection and disposal. And carbon’s a collector; it’s not a destroyer. Now what are you going to do?

So the downstream costs are now well understood, and there’s a dynamic occurring in the marketplace where customers that even installed carbon and ion exchange as the go-to solution are now realizing they need a better solution. And that entire market is now available. I shouldn’t say entire. That market theoretically, right, theoretically, the entire market’s available for our tech as a new solution provider. Some will do it, some won’t.

But we’re already experiencing pretty sophisticated customers looking at the OPEX and the regulatory compliance and realizing downstream: the short, the ultra-short, the short-chain, the long-chain; the regulatory noose; the handling of waste streams under CERCLA and RCRA will continue to tighten. And the ability to handle ultra-short-chain molecules, which are not even regulated yet-everyone knows they will be one day.

And so while there’s money under settlements-which, that’s the second wave-if they can actually upgrade their solution to have future compliance and save OPEX, they want to know about us. And here’s the beauty: they want to know about us with our new strategic relationship with Aquatech. It’s a really significant timing in the world, and the whole industry is publishing.

Okay, next. The engineering group last, right? In many ways, we could argue that they may be one of the most valuable components of the company. Really, you might say, right? Really. Well, they’re the backbone of the engine-the engine that’s continuing to run that innovation engine, right?

And the market cap, when you just consider Clyra is getting the most visibility for immediate significance-that’s basically what everyone thinks. That’s fine, I get it. They’re not giving any value to the fundamental infrastructure that we’ve developed that allows us to innovate across multiple markets.

We just got a 1.2 million dollar contract, which is the design phase of a milestone-gated, multi-year program tied to our patents focused on mineral extraction. Okay, that’s a private client. So what’s up with that? How’s that work? Well, this is the first of a three-phase process. Starts out with the 1.2 million dollar contract. We’re a vendor. We’re not a partner, we’re a vendor. And in that situation, we deliver a service-it’s a high-value service-but it leverages our intellectual property. So what we’re doing, right, is we’re advancing to serve our customer, who’s capitalizing the journey, which is not cheap, okay? And of course, it’s their land and it’s their minerals. So that’s it, that’s how it works. And we say we’d love to be a partner. So that partnership-that equity stake, the profit share-that’s TBD, to be determined. It is what it is. The next phase is probably in the approximate range of about 10 million dollars. That’s a pilot. That’s a commercial pilot, and that’s design, build, and function-the processing of these minerals into product that can be sold in the market. There’s a significant de-risking that happens in that stage. And then beyond that, assuming successful, you head into the build stage. That build stage could easily top 40 million dollars, okay? So I want to make sure everybody has perspective. This is a project that’s been coming a long time. A long time. In fact, we got a lot of criticism for even mentioning it, and we get it. We really do.

What we’ve been able to do, though, is to maintain a relationship in which we focus on serving our customer. Serve our customer. Help them help themselves. And by so doing, we can earn a position, and that’s what we’ve done. It’s awesome. It’s the epitome-in fact, from a leverage perspective, it’s the most leverage in the portfolio. We didn’t have to capitalize it. We took our brain power, our intellectual property, our know-how-frankly, our engineers’ know-how, you know, the team that’s worked all over the world at the highest level-and we leveraged that into an opportunity to create a solution that has direct and significant value that far exceeds the CAPEX risk. So the wise partner and the wise vendor-that would be us-they march together to make sure that that technology becomes de-risked and the opportunity naturally unfolds, and the capital becomes increasingly available to our partner, who’s well-to-do and certainly capable of carrying the ball all the way into the end zone. It’s awesome. It’s a great example of how our company is leveraging this infrastructure as a core competency-intellectual property, know-how, and a solution mindset-to help solve problems for our customer.

Okay. Next. O&M Environmental-that’s our odor and VOC, CupriDyne, right? The CupriDyne technology. Okay, CupriDyne’s awesome. I mean, everybody knows that, right? Talk about hard to get to market. So O&M Environmental is in a repositioning phase, right? And the industrial odor control revenue base is pretty much unaffected, right, by the Pooph license dispute that hit our financials in 2025. So it peaked during that journey. It peaked out at 6 million dollars in free cash flow on 14 million dollars in sales. It’s a big number. We miss it, by the way. Make no mistake about that. That’s a painful hit. And we don’t like it, okay? Obviously, we’ll be filing litigation. We believe that in the normal course that litigation is going to find a solution, okay? We’re confident in our case, we’re confident in our legal position. The problem is, basically, we’re worried that we’re probably not going to collect money from that company.

Okay. So that brings up a whole ’nother strategy question. I don’t want to go into the details about it, but: why do the fight? That’s the rhetorical question. The answer is really simple. We need-we must-protect our intellectual property and protect the integrity of the claims that are associated with our technology that, frankly, was the meat on the bone that made their product successful. And we believe it will re-emerge with a brighter and better future. A brighter and better future. So that deal-making is going on as we speak. And so, stand by, right? That’s what we’ve got for you. Stand by. As that shakes loose, we’ll be coming out with some additional information about how we’re going to reposition. The way I would say it is really simple: we’ll reposition with the assets that we control; partners that really can help; capital that comes to the venture, okay? Those are awesome. We’ve got to do all that. That’s in motion. And maybe a chance to pick up the old brand-I don’t know for sure. If we do, great. If we don’t, we’ve got a winning formula that we know how to win. Either way, we’re going to reposition that asset for significance. Stand by.

Okay. Cellinity-sodium battery. It’s our pre-commercial subsidiary. There’s some R&D still going on, as everybody knows. We’re scaling up design, working on the engineering work for scale manufacturing. Cellinity is a strategic infrastructure opportunity for national security of the United States of America. Don’t know how to say it any more clearly. This is an opportunity to refashion the future. Remember my role with the Secretary of Commerce’s office as an advisor on ETAC? This had a chance to really ingrain myself into the circles that have conversations about global strategy for the United States, and make no mistake about it: energy storage is-was-one of the top 10 in the category. So, what’s up? Well, there’s two things that are up. I’m going to point them out to you real quick.

The first is the Achilles’ heel of battery technologies. Number one: degradation. All the technologies that have gone to scale have a significant degradation issue. I just want to point out one simple claim. We make the claim that we believe we can support: it’s a 20-year battery with no discernible, no perceptible, no measurable internal degradation on a cell. We believe it’s a 20-year battery. We believe we can warranty a 20-year battery. Why is that important? Most batteries are six, seven years. They deplete over time, they degrade, they use rare-earth elements. Even if you took the advancement in the field of sodium-ion-that’s not going to compete with the technical claims that we’re making, and it has a huge degradation issue. So number one is degradation. Number two is what? Geopolitical hot potato-where are these batteries coming from? If the United States wants to reposition itself in the future of energy-which, by the way, energy storage will grow six to seven-X over 15 years; energy is going to double in the next 15 years, energy demand; the demand for infrastructure to produce energy-and wherever you’re producing energy, you must include storage. It’s the way it works.

Storage is one of the hottest trillion-dollar markets in the world, and we have a significant asset. So what are we doing? We’re advancing in the national interest. As you know, we’ve got partnerships with economic development, workforce development, high-impact investors. We’re basically at that stage where you’ve got a capital-stack challenge, okay? How do you break it apart? How do you build a stool? This is one of the analogies. How do you build a three-legged stool that can be sturdy and last for the next round? That’s where we’re at. We’re working on that stool-whether it’s capital, whether it’s partners, whether it’s offtake, whether it’s the government-all of that is in motion. We’ve got a number of great projects that really become the template for architecting that, and we believe we’ve got a shot to pull it off. It’s a JV, right? Joint-venture SPVs, right? Special-purpose-vehicle financing structure, which allows the parent to leverage its core competency, just like we’ve done in everything else we’ve ever done. Leverage our core competency to build out that capital and that incentive stack to be able to come to the marketplace with a turnkey financing solution. We’re in active discussions now with capital funders, including the government.

Okay. Next: capital efficiency. I want to spend a minute on a topic that nobody really talks about. We should talk about it. Across the entire history of our platform, we’ve spent-roughly invested-capital directly into BioLargo, roughly 25 million dollars. About 20 million dollars outside capital also came into Clyra. There’s about 5 million or so that’s come into Cellinity. Remember, on O&M we own 100%, right? And on the PFAS solution under JS Tech equipment, we own 100%. So those are financed by the parent, right-the development cycle. Fifty million dollars built the entire company. Five operating subsidiaries, two commercial, one with a national distribution partner preparing to launch, and one in active discussions with funders. Most pre-commercial cleantech companies, we would argue, burn that much getting one product in the door. We have five. And each of the platforms-each one is a platform. Multiple products spin out of this. That’s what capital efficiency looks like. And the operational efficiency should be just as obvious: limited corporate overhead, shared science, shared engineering across all platforms. We carry no toxic debt, and we have about 3.8 million dollars in cash as of the end of ’25. Plus, we brought in another 1.7 million in Clyra. Clyra is spending money faster during Q1-that was disclosed-and we’ll have our Q coming up soon.

So how does the parent company participate? That’s one more thing on structure; I’ll talk about it real quick. There are basically four channels, right? First is equity. We own these ventures. We own a lot of these ventures. Direct stakes in subsidiaries-48% is the lowest. Well, it also required the most money. That money came in the form of about 20 million from outside investors, 5 million from BioLargo. All invested capital about 25 million. Best is we own 100%. Cellinity, we mentioned before, around 95%, and 100% we own in O&M. Then there’s a royalty-that’s equity, then there’s a royalty stream-6% on gross sales. Hey, the wound-care market is measured in billions. This is a meaningful license. Don’t sell it short. Okay, then service revenue. Sure, our engineering group, they can earn those cash flows as they grow. They’re growing so fast, they’re using a lot of working capital, but it’s awesome. It’s exactly what we want. They were 98% year over year, and we expect that trend to continue. Even this 1.2 million of the design work on the minerals contract is a live example of the channel finding its way, not only with services but with intellectual property. That’s our vision, right? Is to create replication and margin. So how do we make money? Equity, royalty, adjacent rights, service revenue- all of the above. That’s the beauty in the model.

Okay. What do 2025 numbers reflect? Well, we got beat up pretty good on this Pooph thing. Revenue was way down, right? And Pooph revenue was the number one. We had a big net loss because of a compounding effect that occurs. We also had some dilution impact. We had to shore up our capital resources. It helps describe why the stock got hit the way it did. We still think it’s way undervalued, especially given the diversity of our portfolio. And now we’re sitting at the point where Clyra is ready for commercial launch. It’s looking at the launch pad, and it’s coming in. As those events are completed behind us, right-the, we believe, the Pooph dispute will be resolved in its normal course. We’ve already mentioned we doubt we’re going to collect the money. First stocking order shipped in February, second distributor just signed, and the Big Kahuna coming.

Okay. So what’s to watch for? Well, these are targets, right? So Clyra: we’d like to get this major distributor-the Big Kahuna-launched. Of course, we’re doing everything in our power to move as fast as possible. Clyra, I believe, now has about 12 or 13 full-time staff. They’re very well-compensated, highly trained professionals in their field, and it’s intense. It’s super intense to prepare, to make sure that that product is pristine as it gets ready for the launch into a global market with a global partner.And that entire market is now available. I shouldn’t say entire. That market theoretically, right, rhetorically, the entire market’s available for our tech as a new solution provider. Some will do it, some won’t. But we’re already experiencing pretty sophisticated customers looking at the OPEX and the regulatory compliance and realizing downstream: the short, the ultra-short, the short-chain, the long-chain; the regulatory noose; the handling of waste streams under CERCLA and RCRA will continue to tighten. And the ability to handle ultra-short-chain molecules, which are not even regulated yet-everyone knows they will be one day. And so while there’s money under settlements-which, that’s the second wave-if they can actually upgrade their solution to have future compliance and save OPEX, they want to know about us. And here’s the beauty: they want to know about us with our new strategic relationship with Aquatech. It’s a really significant timing in the world, and the whole industry is publishing.

Okay, next. The engineering group last, right? In many ways, we could argue that they may be one of the most valuable components of the company. Really, you might say, right? Really. Well, they’re the backbone of the engine-the engine that’s continuing to run that innovation engine, right? And the market cap, when you just consider Clyra is getting the most visibility for immediate significance-that’s basically what everyone thinks. That’s fine, I get it. They’re not giving any value to the fundamental infrastructure that we’ve developed that allows us to innovate across multiple markets. We just got a 1.2 million dollar contract, which is the design phase of a milestone-gated, multi-year program tied to our patents focused on mineral extraction. Okay, that’s a private client. So what’s up with that? How’s that work? Well, this is the first of a three-phase process. Starts out with the 1.2 million dollar contract. We’re a vendor. We’re not a partner, we’re a vendor. And in that situation, we deliver a service-it’s a high-value service-but it leverages our intellectual property.

So what we’re doing, right, is we’re advancing to serve our customer, who’s capitalizing the journey, which is not cheap, okay? And of course, it’s their land and it’s their minerals. So that’s it, that’s how it works. And we say we’d love to be a partner. So that partnership-that equity stake, the profit share-that’s TBD, to be determined. It is what it is. The next phase is probably in the approximate range of about 10 million dollars. That’s a pilot. That’s a commercial pilot, and that’s design, build, and function-the processing of these minerals into product that can be sold in the market. There’s a significant de-risking that happens in that stage.

And then beyond that, assuming successful, you head into the build stage. That build stage could easily top 40 million dollars, okay? So I want to make sure everybody has perspective. This is a project that’s been coming a long time. A long time. In fact, we got a lot of criticism for even mentioning it, and we get it. We really do.

Okay.

All right, here we go. I think that’s it. There’s a lot. Okay, right.

[Speaker 1 - Moderator Julian Jakobi]

Yeah. Very nice. Dennis, thank you for the very detailed remarks. So we would love then to move over now to the Q&A session for the submitted questions.

The first one is: Dennis, you have talked about having over 200 million in the pipeline for the AEC for an extended time. Are we losing business to other technologies? And if so, what are they? Are there challenges or new innovations we need to be aware of with the AEC?

[Speaker 2 - Dennis Calvert]

Yeah, thank you. It’s a good question. So the pipeline represents total dollar value of opportunities we’re actively pursuing. So “actively pursuing” means comprehensive bidding process. It’s a mix, too. It’s both industrial and municipal. Municipal is drinking water typically, right? Also industrial opportunities. Also, there’s a couple of projects that involve the collection and treatment of PFAS as a destruction, concentrated-location center. Those are all awesome, okay? They move on the timelines that they decide. And a lot of times they’re waiting for money. I mean, I can just tell you: whether it’s a corporation watching the world turn waiting for budget allocation or it’s a municipal client waiting for the funding from the litigation-if they can spend the CAPEX with other people’s money, that’s what they’ll do. So that’s the number one thing: a lot of waiting. A lot of sales cycles can take 12 to 36 months. It’s kind of true for all credible technology that’s looking for adoption. Do we lose deals? Sure. Some fall on and off. But what’s happened is, you know already, that we’ve enhanced our proof of claim with the installation of a commercial unit. We now have data from a live installation, right? So the data from a live installation-here we go, I got a note to talk louder, I hope that’s helpful, I’ll speak up. Anyway, all that’s moving forward to increase our credibility. And now, right now with the addition of the relationship with Aquatech, we’re even in a better position to compete head-on with the ability to provide confidence in our scalability and our infrastructure to support much larger installations. Okay, so the signaling is worth watching: pilot to deployment, deployment to scale. We talk about that constantly and we’ll keep you posted. We think there’s a-and by the way, with the new regulatory enforcement and the settlements that are now funded, the scope of opportunities are expanding, not decreasing.

Okay, next question.

[Speaker 1 - Moderator Julian Jakobi]

Next question. Snake wants to know: “I’m curious about dental products from Clyra. Are there any updates with regards to that product?”

[Speaker 2 - Dennis Calvert]

There’s not a lot to talk about there. The BioClyra is the primary focus, and the preparation for our Big Kahuna, okay? And we’re kind of tapped, just so you know. It’s full up. Everybody’s running pretty hard just to make sure we fulfill that duty. The good news is that the dental applications can leverage off the current regulatory approvals and the data and the experience. And so that is something that makes for a meaningful new platform for dental. We do expect to pursue it. We’ve had some indications of interest. It’s not without some investment-it’s not free. You have to recertify to the dental standards. All very doable. We think a great opportunity. But it’s not on the priority list as of today, and we’ll revisit when we’ve got a little more bandwidth and probably a little more success under our belt on the revenue side.

[Speaker 1 - Moderator Julian Jakobi]

Okay. And then next question is: do you have any report on the progress on BioClyra sales and updates from the European market?

[Speaker 2 - Dennis Calvert]

Yeah, so most of that, I think with this addition of the Al Hikma-that’s the most meaningful. That’ll serve, I think, 26-and don’t hold me to the number-I think there’s about 18 direct and some indirect. All that requires some CE mark. The work with Advanced Solutions: everyone’s very satisfied. It’s sort of the front-end grunt work, if you will, to work with clinicians, to see the clinicians work with the product, do some trial and error with clinical experience, and that’s all happening, and we believe we’ve partnered with the right company in that case. And so we hope to have new news soon about reorders and where we’re at in that process. But as of now, everything is just in motion. That’s our report.

[Speaker 1 - Moderator Julian Jakobi]

Got it. King of Penny Stock wants to know: “Does Clyra have a signed distribution agreement with a major known medical distributor? We just covered that a little bit. But is there any-the Big Kahuna-do you have any expectancy when you will be able to announce it? Does it depend on them completely?”

[Speaker 2 - Dennis Calvert]

That’s a good question. It’s like the million-dollar question of the call, okay? So here’s the thing: it’s almost a no-win. I just can’t win, okay? It’s like no matter what we say, we don’t win. So here’s what needs to happen. The final package is going to the FDA. That puts us about 100 days out, okay? Maybe shorter, but not really. By the time-with what’s going on at the FDA, with all regulatory changes and politics-it’s going to take what it takes. We hope that we can get all that done in the fall season, okay? So that we can launch the product. Everybody really wants to launch the product. And so, again, from our perspective, there’s no lack of capital. We’ve secured that, we’re executing on that. There’s no barrier between us and that launch pad. And just like we talked about, we just did this study that quantified usability, right? So there’s a whole bunch of checklists like that, and we’re checking them off. And in each of those phases, we’re relying on a third party to deliver, and so a little bit of herding cats-but we’re getting through it. So other than that, we’d love to see this product launch as fast as possible.

[Speaker 1 - Moderator Julian Jakobi]

Okay, Julian, we can hear you tapping. Next.

Next says: “Why would a customer or partner not want to allow you to make a contract public? Some have called it sketchy.”

[Speaker 2 - Dennis Calvert]

Yeah, you know, “sketchy” is a funny word, right? I think that implies sort of deception, which is absolutely not the case. So let’s start with that. And the other is, I think to expect a big company to cater to the disclosure requirements of a small penny-stock company is not real. It’s naive. In fact, some companies won’t even do business with a company like ours because of that. They’ll say, “No, you know, I don’t want everybody knowing what I’m doing.” It’s a-you know, this is a shark-infested world for everyone. I don’t care how big you are, right? You’ve got a moat between you and the competition; you want to keep it, okay? So there’s nothing sketchy about it. Large companies do this all the time. In fact, I’ve experienced it for 30 years, and I have story after story after story, okay? So they have their own legal, communications, competitive, governance, disclosure-whether they’re public, not public. People don’t want their business aired out in public, okay? So when it’s a highly competitive market with a transformative tech, I’m not surprised at all that people say, “Don’t say anything until the product launches.” We should expect it. It’s hard for us-I don’t like it-but it’s the way it is. And “sketchy”? No, I reject that completely. It’s not sketchy at all. Okay, so keep executing. And you can trust me on one thing: for me personally, I want to make as much disclosure as I possibly can. That’s where I come from, right? What does that mean? That means we live in a glass house. We’re all in, we’re executing. We want people to understand it because we understand that you’re going to want to own it, for God’s sake. That’s not the barometer. It’s not “Do I want to?” It’s “Can I? Am I able to?” And until people kind of lock in on that-“sketchy”? No. Don’t buy it.

Next question.

[Speaker 1 - Moderator Julian Jakobi]

Then regarding the newly announced Aquatech MOU: from the outside this looks like a major step toward broad real-world commercialization of the AEC PFAS technology. Can you help us understand where this relationship actually sits on the spectrum from early exploration to active deployment planning, and whether there is any preliminary timeline or expectations for when Aquatech projects might start incorporating AEC systems?

[Speaker 2 - Dennis Calvert]

Yeah. Yes. So we’ve covered a lot of this in the introduction. So let’s just highlight real quick. We’re very active. It’s very demanding in time and energy, and it’s awesome. We’re very, very pleased to work with this great company, and we’re thankful that our technology is so attractive that they want to leverage it for their customers and vice versa. The way to think about it is: we built a pipeline, they have an extraordinary customer base. It’s getting publication already. I think an article just showed up in a trade magazine featuring this dynamic thing that’s going on with Aquatech, because why? Well, because if you’re in the business, you know who Aquatech is. And all of a sudden they’ve got a tool in their toolkit that, frankly, no one except us has. That’s what we’ve got, right? And the tool is a powerful tool, okay? So yeah, it’s now, it’s active. They’re working very closely together-primarily technical, it’s all engineering, right? And so there’s a scale-up: you want to go big so you can really handle the bigger accounts; you want to custom-streamline the manufacturing process. They’re professional manufacturers. You want to focus on whether or not the supply-for example, membranes-makes sense. They have a membrane manufacturing company; they’re in the membrane business, okay? That’s a big deal. So can they manufacture to our spec? We’re working through that. That’s not an overnight question. You’ve got to kind of work through it. Is it compatible, right? All that. Can we protect intellectual property associated with what we’re doing? All that’s going to come to bear.

Contracts-yeah, we’re in the business now of delivering contract proposals around the world. And so it’s awesome, and it’s going to expand really fast. What’s the timeline? I have no idea. I mean, really. I don’t know how to answer it. I know that we’ve armed ourselves-fully equipped with the credibility, the infrastructure, the long-term serviceability, the scale and manufacturing. All of this is in motion as we speak. And so I think, you know, our job is just now to advance that relationship, find the customers, serve them with a great solution, and then come to market as we benchmark those successful points. Now, here’s the thing: we’ll keep everyone posted on the progress because it’s meaningful unto its own right, and then as that translates to business opportunities of concrete nature with Aquatech, we’ll keep you posted. So the only hesitancy I would be is to start forecasting timelines again-that’s basically going to kick my butt, okay? So we’re going to pause on that one.

Next.

[Speaker 1 - Moderator Julian Jakobi]

All right. Awesome. And when does BioLargo expect fully executed contracts that turn into big sales? I mean, the LOIs and MOUs are first steps, right?

[Speaker 2 - Dennis Calvert]

Yeah, so this is an interesting question, you know, because I think it needs a little bit of clarification. It wouldn’t surprise me that we operate under an MOU for quite some time. Okay? And just think about that. Why? Well, because the MOU is the definition of an agreement-an agreement that says we have a memorandum of understanding. How are we going to do business? I’m going to tell you the principle behind it. We have intellectual property, they have intellectual property. We’re going to cooperate together, respect each other’s intellectual property, and we’re going to serve some customers, do a great service for them that makes money for everybody. That’s our memorandum of understanding. I mean, right? So do you need a different agreement to execute? No. No. Will there be additional agreements? Of course. What happens is: the further we journey, the more intimate it becomes-who’s on first, how you’re going to work together-all that requires agreements. But what I’m hoping we can do is advance to the point where we have customer wins that force us, if you will, to specify in each project how we’re going to work together. For example: are they going to manufacture the skid? Are they going to manufacture the membrane? Do we need to purchase the membrane from an existing supply-chain partner? Those are choices that will be made on the fly as we go into the execution mode with customers. In the long run, they all work themselves out. That’s the nature of a relationship. So I think it’s awesome. I hope that answers the question. I think it did. So let’s go to the next one.

[Speaker 1 - Moderator Julian Jakobi]

Insiders have invested millions in the past 12 months. Why hasn’t the open market shown the same confidence, and what will change that?

[Speaker 2 - Dennis Calvert]

I think there’s a whole bunch of challenges going on for the company on that topic. I think, you know, if you really just cut to the chase, we’ve had extraordinarily high expectations on getting Clyra to market sooner. And I think it just has worn everybody out. Okay? When you compound that with what’s transpired with Pooph, it’s like, “Jeez, you’ve got to be kidding me.” And so, you know, the one-two punch, if you will, right? The good news is that we’ve managed both to what we believe will be successful-especially in the Clyra case-and ultimately in the reposition of the products with Pooph. Okay, so that’s the negative, right? That’s what we’re facing. On the positive side, you say, “How does the market not recognize it?” Well, it’s not uncommon to see a disconnect in this kind of structure because people look at it and they say, “I don’t know. How do I know?” “I need a 30-second sound bite. If I can’t understand the tech and I can’t evaluate tech, I need to evaluate it based on revenue targets and multiples of earnings and traditional financial performance.” I get it. I mean, that’s it. And then you’re dealing with a micro-cap, a market segment that’s not as robust. Then you’re dealing with overhang. The overhang is this idea that we’ve established a basis for the stock in the low of 15 and the high probably 35. And so that creates overhang as you start to climb out of the bucket, right? You’re escaping, but it’s hard to get through the market. So how do you do that? Well, you do a bunch of things. You’ve got to execute-number one, you’ve got to execute, no question. Number two, you have to allow investors to know more about the journey. And I think we need to tighten up on that. You know, and again, we’ll take some criticism, that’s fine. We’re sort of bound with all this NDA and the disclosure. Listen, if we were the average 15-cent company stock, we’d probably be tooting our horn everywhere. But you know what? We’re not. We’re not. We are dealing at the highest level of industry and government. That’s what we’re doing. And so we have to play really according to their rules. And that means less information and a little more secret. But ultimately, we believe that the diversity of the portfolio pays. And so we’re really bullish on that. But we are-we’ve actually reached out for a potential engagement with a new investor-relations firm, which is more robust, is the way to say it. Really skilled, great track record. And so we’re going to do that too.

We also are really looking hard at how we message the sharing of the journey with our investors. I think we need to do more. I get a lot of push-back and push-and-pull with legal and, as you can imagine, with the NDAs from our subsidiary. Here’s the way it works, right? Cut to the chase. I don’t call up and say, “Hey, Mr. Steve Harrison, we’re going to tell everybody about all your stuff.” That’s not the way it works. I go, “Hey Steve, how sensitive are we? How can we protect our NDA? How can we protect our stealth mode on commercialization and still answer the call to share information with investors that are anxious?” And that is a constant push-and-pull, especially at this stage of our business.

And so my pledge really is to just do all I can do to do better. And the good news is, as evidenced even in the last five weeks, the fruit is bearing out, right? We say, “It’s time to get some of the harvest.” Okay, let’s do that. I hope that answers, again, but I am very empathetic to the struggle and, you know, I get an earful once in a while. So I got it. I got the message. Okay?

Next.

[Speaker 1 - Moderator Julian Jakobi]

From Deep Water: “Given the long timeline from development to market, are any of our medical products and IP at risk of losing exclusivity?”

[Speaker 2 - Dennis Calvert]

That’s a great question. You know, what you’re really saying is: if it takes you 15 years to get a technology to market, did you lose your IP, right? Well, that’s another way of saying the same question, I think. And exclusivity is a funny word, too. But here’s the thing: we’re skilled at the IP game. So for us, the way we think about it is, we’re constantly looking for new IP and we’re also constantly delaying the filing of IP until the last possible minute, if we can do so. So you say, “Well, but aren’t you worried that somebody else is going to discover it on their own?” It’s like, well, I don’t know. I mean, this is a good example: the technology is like 15 years, and as far as we know, there’s nothing in the marketplace that matches its technical-performance metrics. And we believe we’ve got a good, clean shot at future IP. And what’s IP now? Well, it’s trade secrets. We just don’t tell you. And so that’s the game, right?

Okay, that’s one. The second is: we’re always improving. So the way to think of it-and this is also why you use capital, right? If you say, “I’ve got one thing, it’s really cool and I’m never going to improve it,” then you get an expected life, you net-present-value your cash-flow model on a license and you say, “Thank you very much,” and you drop it. We’re not doing that. We’re expanding the IP. And we’re doing the same with even CupriDyne. We’re expanding the IP in CupriDyne. We’ve learned a lot about this journey that allows us to really hang on to that asset for another 15, 20 years, we believe. And so that’s the answer. The answer is: no, I don’t think so. And again, notwithstanding the need to move quicker; but, you know, in the field of innovation, this is a very common problem. It is really hard to get new-new, right? New, novel, never-been-done-before.

You know, that’s the thing that’s missed. It’s like, no, it’s all one of a kind. There’s only one. There’s only one. It’s ours. And so it’s hard. So the beauty is then, if you have the wherewithal-which we do-to continue reinvesting in that infrastructure, that toolkit, refine it, make it better, faster, smarter, cheaper, make new discovery about how it can be used-that’s an evolution that requires an infrastructure and a commitment to expanding R&D, which we’ve done and will continue to do.

So, long answer. Go ahead.

[Speaker 1 - Moderator Julian Jakobi]

Can you provide us a sense of the relationship health with Clyra’s “gorilla” partner? Are they backing away? Are they solidly behind Clyra? Are they expressing concerns with the delays? Are they causing the delays?

[Speaker 2 - Dennis Calvert]

Yeah. It’s a great question. The simple answer is: no. No, they’re not causing the delay. They’ve been great. Wonderful partner to work with. I can say they’re big, and so responses from big companies are a lot different than ours. We move really fast when we have to make strategic decisions, I think-not perfectly-but we move really quick. So that’s always an issue, but that’s not a reason for delay. The reason really has been the technical things that we’ve-when you go through the process to prepare for this filing and everything’s the first time it’s ever been done, because that’s what it is. Every step is the first time it’s ever been done. And you say, “Well, how can that be?” Well, it’s a copper-iodine complex, for God’s sake. How many have gone before us? Zero. That’s the point. It’s one. There’s only one. We own it. And so it just has all this nuance, and I don’t go into detail because I think it gives away IP, but there’s a lot of nuance to that that’s unique-sizing, input-up, interference with other…I mean, there’s a whole bunch, right? How do you sterilize it? How do you package it? How do you make sure it doesn’t degrade? How do you make sure it’s sterile, it’s going to last, it’s going to go where it’s supposed to go in the medical system and be qualified? I mean, on and on it goes, okay?

And so we’ve been marching through that. Now, the relationship-we believe the relationship is a solid one. We’ve practiced transparency, we’ve practiced integrity, and we believe we bring extraordinary value to our partner. And, by the way, so do they. So we’re not naive, okay? We absolutely understand it. So I think from this idea of a transformative technology now positioned with a great partner, with a great backbone of our company-which we’ve earned our keep, don’t miss it; we earned it, nobody gave it to us; we had to go do it and we’re still doing it, right?-and so it’s our intellectual property, it’s our product, it’s our design. It’s remarkable. We’re using words constantly now: we believe it has a chance to be the new standard of care. Okay, so let me ask you a rhetorical, right? Would your partner like a new standard of care to be well within their exclusive rights for commercialization? Yeah. Okay?

So we’re bringing something of extraordinary value to the marketplace. And of course, we absolutely love our partners. I mean, we’d just do anything we can to make sure it’s got integrity and transparency. So we’re not in any sort of harm’s way there. And yes, they’d love the product tomorrow. So nobody’s happy. But dissatisfied, therefore disgruntle d? No. In fact, if anybody’s been in the med-device business taking product to market like this, the delays and the things you face because it’s the first time you’ve faced it-they are what they are. Now, here’s the beauty. We think the mysteries of de-risking all those assets as we get into the execution phase-they’re behind us. We’re now into “check the boxes, check the boxes, check the boxes. Let’s go.”

[Speaker 1 - Moderator Julian Jakobi]

Good. Dennis, are you good for two more questions?

[Speaker 2 - Dennis Calvert]

I’m good for whatever everybody wants. We can stay longer if you want. I mean, really.

[Speaker 1 - Moderator Julian Jakobi]

Okay.

[Speaker 2 - Dennis Calvert]

I’m happy to go another 15 minutes if we want to go over.

[Speaker 1 - Moderator Julian Jakobi]

Okay, I would love that.

[Speaker 2 - Dennis Calvert]

I’m good. Let’s go.

[Speaker 1 - Moderator Julian Jakobi]

Okay, and then do you want us to drop the one-sheet? Because we have not done that yet. Do you want that to share?

[Speaker 2 - Dennis Calvert]

Yeah, we’ve got a one-pager. We’re going to share it here. We’re also going to post it on our website. We’ll attach it to the 8-K. The one-pager is a one-page synopsis of the business proposition. So yeah, drop it in.

[Speaker 1 - Moderator Julian Jakobi]

Okay, awesome. We’ll do that while you answer.

Okay, next question. The EPA recently designated pharmaceuticals and microplastics as priority contaminants. Is the AOS hypothetically commercially ready for deployment on both of those fronts, or would more R&D be needed?

[Speaker 2 - Dennis Calvert]

That’s a great- you know, we’re doing a deep dive. So I think I’m going to give you the shortest answer of all the questions. You ready? To be determined. We’re in the process of evaluating. Micropollutants, I think, largely are removable by conventional technologies that primarily focus on physical separation, like filtration. There is some nuance about ultra-fine micro-pollutants, microplastics, and whether our system is a potential destroyer or not, or an advanced collector. We’ll see. So we don’t have a good answer yet, but rest assured, we’re on it.

[Speaker 1 - Moderator Julian Jakobi]

Copy.

[Speaker 2 - Dennis Calvert]

Next.

[Speaker 1 - Moderator Julian Jakobi]

Copy that. I was just dropping the file. So I sent that now in the chat box on the right for everyone. There’s the one-pager coming through. Fantastic. One second. In December 2025 interview, we were told BioClyra’s packaging was being redesigned and the changes submitted to the FDA for review. Are we still waiting for FDA approval on the submitted change?

[Speaker 2 - Dennis Calvert]

Yeah, I think maybe we have a language breakdown. So if that’s our fault, I’m sorry. We certainly didn’t intend to. So the final-there was an evolution in process. I’m going to sort of cut to the chase. Based on our regulatory counsel’s advice, they’ve suggested that we make filing applications that are 100% complete-no rolling submission, okay? So we’ve not actually made the final application at this moment. It is now in sight, and we’re benchmarking to try and get that done ASAP. The packaging issues that we’ve dealt with were out for certifications by third parties to meet qualified spec that’s part of an application. So that’s how it works, right? And that’s normal. That’s the normal process. You don’t send it to them to say, “Do you like my package?” You send them a complete file that says we meet the code under the regs. That’s how you do it. So that’s a little bit off-maybe it’s a context issue on our prior disclosure-but I’m happy to tighten it up, and I hope that’s clarification.

[Speaker 1 - Moderator Julian Jakobi]

So, realistic-can you give any insights on realistic AEC contract dollar values? Is it still in the 5- to 15-million range?

[Speaker 2 - Dennis Calvert]

Well, there’s a bunch going up. So what’s happened is-that’s a really great question because the scope of big municipal accounts, you know, we’ve seen in the marketplace as high as 30, 40 million. We’ve seen projects that can easily go toward north of 100 million. And as a small company, when you say, “Yeah, we can do that,” the market really looks at you and says, “Well, if you-yeah, maybe,” right? I mean, it’s just-they don’t, you know, they don’t see the infrastructure in place to really be able to do that at scale. So now with Aquatech, they do see it. It’s that simple. When somebody says, “Well, gosh, how can you support a 100-million-dollar project?”-“Yeah, well, I need you to meet my best friend over here, Mr. Aquatech,” okay? And that’s how it works. And that’s pretty normal in the engineering field. That’s what happens. Technology companies- we’ve said it from day one: prove it, right? Demonstrate it, find the gap, fill the gap, partner it out. Okay, here we go. This is a beautiful moment in the business-plan development to confirm what we’ve been saying since we started. And again, everybody knows we’ve had bumps along the way. You’ve got to get the right partner at the right time with the right toolkit and with the ambition. I would say from a corporate-advancement perspective, this is a really great moment because we’re in bed with one of the best in the world. I mean, that’s it. They are. And we’ve told them that. We’d love to have a long, long, long fruitful relationship. So that’s what we’re heading towards. I think it’ll work. And yes, we’re seeing much larger projects. We’ve seen projects come in now that are topping over 100 million. Yeah, I wouldn’t go spend that money yet. But can we compete at a 100-million-dollar CAPEX installation on a PFAS full-blown treatment for massive-scale, municipal-size drinking water? Absolutely we can.

[Speaker 1 - Moderator Julian Jakobi]

Now, a question regarding the AEC unit at Lake Stockton. Any plans to release data in smaller increments-three-month, six-month results-or will there just be one report after EPA and NJDEP review to highlight AEC effectiveness?

[Speaker 2 - Dennis Calvert]

Well, okay, so the data-the delivery of data-is… I’m not sure how I answer the question. So let me do this: I think I should not answer that question because I’m not sure I know the answer. And so in that situation, I know that there’s continual reporting-what’s called continuous reporting. And there’s a rhyme to the reason. So every whatever it is, week, 10 days, I’m not sure, that reporting cycle happens, and it goes in through regulators, and what they’re monitoring is the continual performance. Okay, so that’s constant. Whether that’s disclosed publicly or not, I’m not even sure. But here’s what I want to say: we don’t want to be silent.You know, we’ve worked through the bumps and scrapes to get the technology in there-the local contractors and the designers and all that. All that’s been worked through, thank God, because it was a lot of work and not easy for everybody. It’s hard, right? Lots of moving parts. It’s done.

And now we’re in a great relationship with the client and the regulators to execute and perform-refine also, right? Constantly refining-but we’re executing, right? We’re doing it now. So what we promise to do is to share more. You know, like, get up there, because we’ve got demonstration partners coming in. Our client has given us access to the facility and said, “Thank you. Anytime you want to bring your prospective target partners or customers to see, you’re welcome.” And thank you. And by the way, they don’t give us that because they like us. They give us that because we earn it. And so we have earned a position there, and it’s really good. And so I think it’s… anyway, and then the takeaway on how much data-I don’t know. I have to get with Tonya, and we’ll advance the communications in a better way. That’s what I want to try and accomplish.

[Speaker 1 - Moderator Julian Jakobi]

With how many European governments is BioLargo in talks to install Solility? Do you expect the first battery factory to begin in May?

[Speaker 2 - Dennis Calvert]

In May? No. I wish. I wish it was May. So, European. So we had the stuff in Norway, that’s for sure. That’s fine. We’re facing a capital-stack and incentive-stack dilemma. I’m going to just verbalize it real quick. So the way we think about it is: there’s a lot of money for this sort of thing, okay? And so, projects, right? Build a project, build a factory, hire a bunch of people, make batteries, sell batteries, do, you know, micro-grid development, you know, all the things that we do, right? So that’s a big vision.

Everybody knows we’ve got this relationship with 22nd Century by Design. If you don’t, look them up-that’s “22ndCentury.design”. Look them up, okay? That’s a development partner, okay? Why does that work? Well, because our model is to bring partners in. So they’re really active, and they’ve got projects all over the world now. It’s amazing. And they’re all at different stages, and they cast this really wonderful vision of impact. And the impact is hiring people and training people and combination technologies and centered around this showpiece of “build a factory and make commerce,” right?

Okay. That’s a great plan, okay? In that model, there’s-if you will-think about a real-estate development project. You’re on an industrial site. Think about a mortgage-let’s do it that way. You’ve got a mortgage; you want to buy a house. You’ve got a first mortgage, you’ve got a second mortgage; you’ve got a primary mortgage, you’ve got a subordinate second; you’ve got what’s called a capital stack. The capital stack: when you’ve got a project that’s 170 million dollars, it’s usually not financed by one person with 170 million. There are these different levels that go into it, right? So who’s the first money in? That’s the question. Who’s the equity sponsor, okay? So it may be 22nd Century and their backers. It may be private equity. It may be an energy partner. It may be the government, okay? So I was with an institutional investor last week and he says, “So are you going to get government money, grant money, incentive money, impact money?” I said, “Yeah. The answer is yes.” Okay, what am I saying? I’m saying the capital stack requires that this risk component be squared away in the structure. The beautiful thing is this: these projects can qualify for roughly 50% of the CAPEX in non-dilutive financing. Just want to make sure you got that, right? Fifty percent.

Now, out of a 170-million-dollar project, you’ve probably got 30 to 40 million which could be structured into the real estate. Well, that’s a lease. That means a real-estate venture can finance the factory. That’s a dual use. It’s got underlying value, it’s got real-property assets, it’s got a comparable. That’s a real-estate deal. That’s not us. And we can finance it too, or we can leverage it with the economic development of a real-estate project, okay? Then it’s got equipment. Well, that could be equipment finance. When you peel all those pieces away, you end up with this conversation that says, “Who’s the equity sponsor? Who’s the equity sponsor?” Okay? And that’s what we’re working to solve. The beautiful thing is that, as it falls into the national interest-and again, we said it earlier, the articles I published them on my LinkedIn, and we’re going to do more-but we published them just last week; that was on the role of degradation, it was published by the battery-energy-storage… oh, what’s it called? Energy Storage News, okay? It’s a great little rag, that’s an industry publication.

The Achilles’ heel of all systems is degradation. Okay, so you go, “Okay, so what have we got?” Well, we’ve got a technology that’s got proven technical claims, it’s scaled to some level, and it now is facing the daunting task of building out a capital stack and incentive stack to go commercial. And so the way I think about it is: it’s a matter of time before we find that capital stack in good form with sponsorship that wants to fund, quote, a major risk component in exchange for a yield that justifies it. That’s where we’re at, okay? It might be a government. It might be the United States government, okay? We’re not there yet. But there’s so much interest that we can rest assured we’re not wasting our time, nor are we spending our balance sheet in an unreasonable way. That’s the trick. We’re playing it at an extraordinarily high level with a meager financial resource and without dilution, because we really believe that if we took on that task-now you’re talking about 50 to 100 million minimum, right, again. Most energy companies that have played in the battery space have spent 250 to 400 million to get through the scaling challenge. We believe we can do it for a fraction of that if we get the right partnership. So there you go.

[Speaker 1 - Moderator Julian Jakobi]

Is Clyra’s executive board top-heavy, with no meaningful revenue yet and only one product, trying to pioneer one product and trying to penetrate the crowded wound-care market? How do you justify a 20-plus-person executive board?

[Speaker 2 - Dennis Calvert]

Yeah, that’s a good-well, I think there’s a breakdown on that question of facts, okay? So the board at Clyra is a five-man board, and no one’s paid any cash, including me. So just so we’re clear. So it’s-yeah, and so we’ve got a couple of key executives there, but it’s only five people, and they’re all in an option pool that’s dilutive at the subsidiary level. So I’m not sure where that comes from. It’s probably the construction of the website maybe makes it unclear. So we’ll take a note of that. Then there’s this other board, which is called key opinion leaders. That’s a professional board, and the way those work across the industry-so this is not novel to us-is: to the extent they’re doing project-oriented work, there’s a compensation that’s well understood, a compensation level and a program that becomes documented, and it’s well understood in the industry. You don’t pay them to hang out. You pay them when they actually do a specific task that you’ve agreed upon on a budget. In the meantime, they sign up as key opinion leaders because they’ve taken a personal interest in your technology and they care about advancing science for the good of the patients, which is where most of their hearts lie. And so that’s it. So I think the “20-person leadership board”-the answer is no. We’re not top-heavy; we’re not spending money there; and we’ve got great people pulling in the same direction.

[Speaker 1 - Moderator Julian Jakobi]

Awesome. And then now, regarding the Clyra Medical / Al Hikma exclusive distribution agreement for BioClyra across MENA and adjacent markets: where do you stand with the regulatory progress for each territory, and what is a realistic timeline for market launch?

[Speaker 2 - Dennis Calvert]

Yeah, so once a gain, it’s such a complicated question. I think Al Hikma takes the laboring oar, okay? And then we come behind it, right? So we work that together. And so I believe out of the portfolio there’s five or six where we’ve already got some sort of waiver of CE-mark compliance because of their treaties with the United States. This also goes back to my role at ETAC-just want to mention. And we’ve actually reached out and said, “Hey, you know, can we get any help on this?” The odds are we won’t get much help on that, by the way, so I don’t want to mislead you, because the CE mark is a way of unifying safety protocols for these foreign countries, and they figure the CE mark is how they get their safety-compliance checked off with the rigors of compliance. That’s all it is. None of them are super expensive-not free, but they’re not, like, ridiculous amounts of money. It’s regulatory filing. The paperwork that we’ve submitted may require some custom application forms, but it’s not rocket science and it’s not… it’s just administrative. And then you have to deal with whatever’s going on in their market. For example, in some of these countries, there’s been a war going on, and so we did face some delay with that, for sure-the implications we’ve had to deal with. But, so again, I don’t know how to tell you the timelines yet with confidence. So what I’d rather do is not respond and see if I can come back with more information as it unfolds, and start updating as we benchmark it, okay?

[Speaker 1 - Moderator Julian Jakobi]

Okay, awesome. There’s one more that was put in the live-questions chat: “With BioLargo on the precipice of commercialization through multiple channels, can we expect a reverse split in 2026 in order to qualify for the Nasdaq? I’m sure BLGO’s OTC status is a deterrent to potential investors.”

[Speaker 2 - Dennis Calvert]

Yeah, no, that’s-you know, this is the question we’ve been talking about for years. And remember, in the past and what we’ve done most recently is we’ve secured stockholder approval to give the board the authority to make the decision when and if a reverse split is required to accomplish our agenda, our goal. And so it goes back to this really simple thesis: if we want to do anything like that, if we want to consider it, we want to do it when the wind is in our sails. What does that mean, “wind in our sails”? It means revenue climbing, enthusiasm climbing, valuation on the uptick, confidence about our financial stability strong. Anything that we would do in that regard needs to wait until that is squarely in our camp. And we don’t intend on doing a recap… I think many CEOs would say, you know, “Be damned, do it,” because dealing with the micro-cap market is a problem and it’s a detriment. It’s thinly traded, it’s got a much smaller audience. You know, we’re probably relegated-less than 1% of the investing dollars in the world are eligible to invest in our portfolio. That’s a problem. You know, you’ve got to get into the big game. Okay, that’s the negative. You know what the positive is? We better be ready to deal with the big exchange when we go. And so it’s a different game. You know what the difference is? You need to forecast, and you need to hit your numbers. And so you say, “Well, we should do that anyway.” Well, really? It’s the first-of-kind. What we need is to get adoption, and then as we build a model out that we can rely upon, it gives us the ability to forecast with confidence. We’re not afraid of it; we just need the tools to do so. And as a micro-cap company, you know, I’ll give you a securities tutorial real quick. They use words like this: for a micro-cap company to forecast is inherently misleading. “What? What?” Yeah. You know why? Because you don’t have the historical evidence to make your case. What you have is the best efforts; you’ve got the best you can do with variables that you try- you know, I get criticism for it-that you can’t control. Well, you’ve got to control them all. You can’t control them all. That’s the problem. So what happens is-especially if you’re talking about transformative technology, you know, one-of-a-kind, first-of-kind, transformative for a market, okay? Now, we can beat that business model up easy, and I don’t mind it. I’m not sure we’re going to spend an hour on it, but I’ll give you the punch line. If you want to do that, that’s a little different than what we’re doing. That’s a “go vertical” strategy that will require massive amounts of capital and extraordinary risk-taking. We chose the diversified route, leveraging partnerships so that we could come to a company like Aquatech and present them a cherry ripe for the picking-that’s what we present to them. They have every tool in their arsenal to execute, and we bring a game-changing technology and a pipeline that is robust and significant, with highly qualified people to support that deal. That’s what we do. Same thing for Clyra. I mean, imagine: “We’ll go compete with the Big Gorilla.” Really? Do you have any idea what that means? The answer is no. That’s not what you do. You know what you do? You carve out a segment of a platform with a high-value proposition and you partner, and you do everything in your power to love that partner like they’ve never been loved before. And then you hope they don’t screw you, okay? I mean, that’s really it. And then if they are going to screw you, you protect yourself. That’s what you’ve got. And that’s what we did with Pooph, by the way, and here we are. We paid a price for it. You know what it did? It validated the technology’s ability to generate about 60 million a year in revenue. That’s coming back, folks. You mark my words. We’re going to come back on it. It’s going to come back. It’s too good. We’re not going to let that thing deter us from really taking care of customers and taking care of animals with the safe and clean, right? All of that stuff-safe for people, pets, and the planet. We’ve been saying that for 12 years. It’s time to get that work done and get the interference out of the way. So, anyway.

[Speaker 1 - Moderator Julian Jakobi]

Awesome, Dennis. Yeah, awesome. Thank you so much, you know, for taking the time to speak directly with us. I think… please close out, and then I will do a little wrap-up as well.

[Speaker 2 - Dennis Calvert]

Just one minute. Okay, you ready? Thank you, everybody. We’re going to publish an 8-K, so the transcript of this will be in an 8-K, so you’ll be able to pull the transcript. That’ll be on file before the market opens in the morning. We’ll also do some cleanup work, so come back to our website and get some of this disclosure there, okay? Also, we are working towards some of the messaging that will help us really focus on this extraordinary high-value moment. We believe this is an extraordinary bargain moment in the company, and we’re entering into what we call the harvesting phase of our journey.  And as we always say, I’m sorry it’s taken so long. I just can’t even express it. If you told me what we had to do to get here, I’m not sure I would have done it. But we have stayed the course, and-for what we believe-is really a worthy calling, worthy of a career, worthy of investment.

And listen, there’s going to be a moment-I’m going to make a prediction real quick-there’s going to be a moment at which the stock market is going to respond in a favorable way that’s going to notch up. And when it notches up, it will never come back again. And so that’s our goal, and I hope that you’re an investor and a stockholder in that moment. And we’re going to stay the course, okay? Thank you very much.

[Speaker 1 - Moderator Julian Jakobi]

Thank you, Dennis, very much again for taking the time to speak directly with us shareholders and for answering so many questions. As a reminder, the session has been recorded and the transcript will be filed on Form 8-K with the SEC. We’ll share links on the Discord once those materials are available, so you can review anything you missed or want to revisit.  If you’re new to the server, we’d love for you to stay connected in the BioLargo shareholder Discord. This is where we share information, discuss all things BioLargo, and coordinate future town halls and community events.

On behalf of the moderator team and the BioLargo shareholder community, thank you again for joining us and for your engagement tonight. Have a great evening, and we look forward to seeing you at the next town hall. Thank you everyone.

[Speaker 2 - Dennis Calvert]

Thanks, everybody.